                                                                    Exhibit 23.3

                         [Letterhead of TRW Automotive]

January 19, 2004

The Dohring Company
Attention: George Almeda
412 W. Broadway
Glendale, CA 91204

            Re: TRW AUTOMOTIVE HOLDINGS CORP. INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

         In connection with the proposed initial public offering of the common stock of TRW Automotive Holdings Corp. (the "Company"), the Company has filed a registration statement (as the amended, the "Registration Statement") on Form
S-1 with the Securities and Exchange Commission. The Company has included a description (the "Description") of the results of a certain survey regarding automotive safety pursuant to a 2003 study commissioned by the Company and conducted by you, in the inside cover page of the prospectus included in the
Registration Statement, which Description is attached hereto as Exhibit A.

         You hereby acknowledge and consent to the inclusion of the Description as an accurate description of your study and the use of your name in the
Registration Statement.

         If you consent to the above described the inclusion of the Description and use of your name in the Registration Statement, please return an executed copy of this letter to me via facsimile at (734) 266-4594 at your earliest convenience.

                                   Sincerely,

                                   TRW Automotive Holdings Corp.

                                   /s/ John Wilkerson
                                   -------------------------------
                                   By: John Wilkerson
                                   Title: Communications Manager

AGREED AND APPROVED:

/s/ George Almeda
-----------------------
By: George Almeda

                                                                               2

                                    EXHIBIT A

o Based on recent TRW Automotive-sponsored survey, 74 percent of respondents indicated that vehicle safety features and options are more important to them today than 5 years ago. **

** 2003 study conducted by The Dohring Co. (commissioned by TRW Automotive).